EXHIBIT 10.2

NMI Holdings, Inc.
Clawback Policy
February 9, 2017
If NMI Holdings, Inc. (the “Company”) is required to prepare a material accounting restatement of its financial statements due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Board of Directors of the Company (the “Board”) (or an appropriate committee of the Board designated by the Board) will have the authority, exercisable in its sole discretion after evaluating the associated costs and benefits, to recover any Incentive Compensation received by any Covered Person during the three fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, in excess of what would have been paid to the Covered Person under the accounting restatement, calculated on a pre-tax basis. In making such determination, the Board or committee may take into account such considerations as it deems appropriate, including, without limitation, (A) the practicability of obtaining such recovery and the costs to the Company and/or its shareholders of pursuing such recovery; (B) the likelihood of success of enforcement under governing law versus the cost and effort involved, (C) whether the assertion of a claim may prejudice the interests of the Company, including in any related proceeding or investigation, (D) any applicable fraud, intentional misconduct or gross negligence by a Covered Person, (E) any pending legal proceeding relating to any applicable fraud, intentional misconduct or gross negligence, (F) tax consequences to the Covered Person and the Company, and (G) any other factors deemed relevant by the Board (or authorized committee of the Board).
For Incentive Compensation that is not subject to mathematical recalculation based on the information in an accounting restatement, the recoverable amount may be determined based on a reasonable, documented estimate of the effect of the accounting restatement on the applicable measure. For Incentive Compensation that takes the form of an equity award: (1) if shares or options are held at the time of recovery, the recoverable amount shall be the number of shares or options received in excess of the number that should have been received after applying the restated financial reporting measure, (2) if options have been exercised, but the underlying shares have not been sold, the recoverable amount shall be the number of shares underlying the excess options applying the restated financial measure, and (3) if shares have been sold, the recoverable amount shall be the sale proceeds received by the Covered Person with respect to the excess number of shares.
Any determinations of the Board (or authorized committee of the Board) need not be uniform with respect to Covered Persons.
Subject to applicable law or requirements of any applicable stock exchange, this policy may be amended and/or restated by the Board (or an authorized committee of the Board) at any time.
In no event will the Company indemnify any Covered Person for any compensation that the Covered Person is required to reimburse or forfeit pursuant to this policy.
This policy is in addition to, and shall in no event limit, the Company’s ability to seek recovery pursuant to the terms of any other plan, policy, agreement of the Company or its affiliates or applicable law.
This policy, and all determinations made and actions taken pursuant to this policy, shall be governed by the laws of the state of Delaware and applicable federal laws, excluding any conflicts or choice of law rule or principle. This policy shall be interpreted and administered consistent with the requirements of Section 10D of the Securities Exchange Act of 1934, as amended, and any regulations and interpretations promulgated thereunder. The Board (or authorized committee of the Board) shall review this Policy and consider any potential updates or changes in the event final rules regarding compensation clawbacks in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act are adopted.

EXHIBIT 10.2

The following terms have the following meanings for purposes of this policy:

(a)
“Covered Person” means any current or former principal executive officer, president, principal financial officer, principal accounting officer, any vice president in charge of a principal business unit, division or function, any other officer who performs a policy-making function or any other person who performs similar policy-making functions, in each case with respect to the Company.

(b)
“Incentive Compensation” means any compensation (including cash and equity awards) that, on or following February 9, 2017, is granted, earned or vested based wholly or in part upon the attainment of any measures that are determined and presented in accordance with accounting principles used in preparing the Company’s financial statements, any measures derived wholly or in part from such financial information, and stock price and total shareholder return. Notwithstanding the foregoing, Incentive Compensation excludes (i) any such compensation granted prior to February 9, 2017, including compensation granted prior to February 9, 2017 that will be earned or vest on or following February 9, 2017, and (ii) stock options and other equity awards that vest exclusively on the basis of service, without any performance condition, and bonus awards that are solely discretionary, based on subjective goals and/or goals unrelated to financial reporting measures, shall not constitute Incentive Compensation.

2